DWANGO NORTH AMERICA CORP.

VIA HAND DELIVERY

August 15, 2005

Rick J. Hennessey

Re:   Separation Agreement

Dear Rick:

This letter sets forth the substance of the separation agreement (the "Agreement") that Dwango North America Corp. (the "Company") is offering to you in connection with your employment separation.

      1. Separation Date. You voluntarily resigned from your employment with the Company effective today, Monday, August 15, 2005 (the "Separation Date").

      2. Board of Directors. You will resign as a member of the Company's Board of Directors ("Board"), effective as of the Separation Date. At the same time that you return this Agreement, you will provide the form of written notice of resignation attached hereto as Exhibit A.

      3. Accrued PTO. The Company will pay you all accrued and unused PTO, subject to standard payroll deductions and withholdings, pursuant to the terms of the Company handbook.

      4. Severance Payment. Based on your voluntary resignation, it is agreed that the Company does not owe you any severance under your March 1, 2005 Employment Agreement (the "Employment Agreement"). Nevertheless, as part of this offer only, the Company will agree to make a lump sum severance payment to you equivalent to six (6) months of your base salary in effect on the Separation Date, with such payment to be made to you within 10 days after you execute and return this Agreement. This payment will be subject to standard payroll deductions and withholdings.

      5. Equity. The terms and conditions of your ownership of Company stock are unaffected by this Agreement. Regarding your stock option to purchase 100,000 shares of Company stock (the "Option"), it is agreed that no option shares are vested as of the Separation Date and that the Option terminated on that date. As to any other vested but unexercised option shares held by you, they shall be exercisable according to the terms of your written stock option agreements and the applicable Company stock option plan(s) pursuant to which such stock option(s) were granted. It is understood and agreed that all option shares ceased vesting on the Separation Date and that no acceleration of vesting of any option shares is owed or will occur as a result of your employment separation, but rather all unvested option shares will cease vesting as of the Separation Date.


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      6. Health  Insurance.  To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish.

      7. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

      8. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

      9. Return of Company Property. You agree that within ten (10) days of the Separation Date, you will return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof); provided, however, that the Company will transfer title to you of the laptop computer you used while a Company employee (excluding any software under license to the Company associated with the laptop which shall not be transferred hereby). With respect to the laptop, you will immediately delete all Company related material and understand and agree that you are accepting it "as is" without warranty of any kind, that you will be held solely responsible for any tax assessments made by any taxing authority based on this transfer of title, and that you will be solely responsible for the use and maintenance of the laptop and all costs associated therewith arising after the Separation Date.

      10. Ongoing Obligations Under Employment Agreement. Your obligations under Sections 7 (Non Competition), 8 (Intellectual Property), 9 (Confidentiality), 10 (Remedies) and 19 (Indemnification) of the Employment Agreement will continue to apply, as applicable, after the Separation Date. The other provisions of the Employment Agreement are hereby superseded and extinguished.

      11. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.


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      12.  Nondisparagement.  You  agree not to  disparage  the  Company  or the
Company's officers, directors, employees, shareholders, parents, subsidiaries, affiliates, and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process. Likewise, the Company agrees not to disparage you in any manner likely to be harmful to you in your business reputation, personal reputation, or businesses, provided that the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process.

      13. Release of Claims. In exchange for the consideration provided to you by this Agreement, you hereby generally and completely release the Company and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company, or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended), and the Washington Law Against Discrimination (as amended). Expressly excluded from this release are any and all claims arising after the date you sign this Agreement, including, but not limited to, claims relating to unexercised vested options and claims you may have in the future as a shareholder of the Company, if any.

      14. General. This Agreement, including Exhibit A and the above referenced sections of the Employment Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. You have been provided with an opportunity to consult with your own counsel with respect to this Agreement, including Exhibit A. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Washington as applied to contracts made and to be performed entirely within Washington.


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If this Agreement is acceptable to you, please sign below and return it to me.

Sincerely,

By: /s/ Victor Cohn
    -----------------------------------
         Victor Cohn
         Member, Board of Directors

AGREED:

 /s/ Rick J. Hennessey
---------------------------------------
Rick J. Hennessey

August 15, 2005
---------------------------------------
Date


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                EXHIBIT A -- FORM OF DIRECTOR RESIGNATION LETTER

August 15, 2005

VIA PERSONAL DELIVERY

Dear Members of the Board of Directors, Dwango North America Corp.:

I hereby voluntarily resign from my position as a member of the Board of Directors of Dwango North America Corp. and any of its subsidiaries, effective immediately.

Sincerely,

Rick J. Hennessey